EXHIBIT 32.1.

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Ed Bailey, Chief Executive Officer, and Principal Accounting Officer, of LightTouch Vein & Laser, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Annual Report on Form 10-K for the period December 31, 2008 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  April 14, 2009                                                                           By:  /s/ Ed Bailey
  Ed Bailey
  Chief Executive Officer and Principal Accounting
   Officer

 * A signed original of this written statement required by Section 906 has been provided to LightTouch Vein & Laser, Inc. and will be retained by LightTouch Vein & Laser, Inc. and furnished to the Securities Exchange Commission or its staff upon request.